Exhibit 24

LIMITED POWER OF ATTORNEY FOR REPORTING UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Know all by these presents, that the undersigned hereby constitutes and appoints Jake Siciliano, Ryan Selhorn, Luke Schafer, Fei Gao and Joshua Disbrow, each acting alone, as the undersigned’s true and lawful attorney-in-fact to:

(1)

execute for and on behalf of the undersigned, in the undersigned’s capacity as a director or officer of AYTU BioPharma, Inc., a Delaware corporation (“AYTU”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated thereunder;

(2)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5, complete and execute any amendment or amendments thereto, and to timely file any such form with the SEC and any stock exchange or similar authority, including completing and executing a Uniform Application for Access Codes to File on Edgar on Form ID; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that neither AYTU nor the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any liability for the undersigned’s responsibility to comply with the requirements of Section 13 or Section 16 or the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act.

The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless AYTU and such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in fact for purposes of executing, acknowledging, delivering and filing Forms 3, 4 or 5 (including amendments thereto) and agrees to reimburse AYTU and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof (“Prior Powers of Attorney”), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by AYTU, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of September 2025.

/s/ John Donofrio, Jr.
John Donofrio, Jr.